UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   August 17, 2016

CARDINAL FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	0-24557 (Commission File Number)	54-1874630 (I.R.S. Employer Identification No.)

8270 Greensboro Drive, Suite 500 McLean, Virginia (Address of principal executive offices)	22102 (Zip Code)

Registrant’s telephone number, including area code:  (703) 584-3400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01              Entry into a Material Definitive Agreement.

On August 17, 2016, Cardinal Financial Corporation (“Cardinal”) entered into an Agreement and Plan of Reorganization (the “Merger Agreement”) with United Bankshares, Inc., a West Virginia corporation headquartered in Charleston, West Virginia (“United”), and its wholly-owned subsidiary, UBV Holding Company, LLC, a Virginia limited liability headquartered in Fairfax, Virginia (“UBV”).

In accordance with the Merger Agreement, Cardinal will merge with and into UBV (the “Merger”), at which time Cardinal will cease to exist and UBV will survive and continue to exist as a Virginia limited liability company.  United may at any time prior to the effective time of the Merger change the method of effecting the combination with Cardinal subject to certain conditions contained in the Merger Agreement.

The Merger Agreement provides that upon consummation of the Merger, each outstanding share of common stock of Cardinal will be converted into the right to receive 0.71 shares of United common stock.

Pursuant to the Merger Agreement, at the effective time of the Merger, each outstanding Cardinal stock option granted under a Cardinal stock plan, whether vested or unvested as of the date of the Merger Agreement, shall vest and each Cardinal stock option holder will have the right to receive, in exchange for his or her Cardinal stock options, options to acquire United common stock, adjusted based on the 0.71 exchange ratio.  Also, at the effective time of the Merger, each restricted stock award granted under a Cardinal stock plan that is unvested or contingent and outstanding immediately prior to the effective time of the Merger shall fully vest and shall be converted into the right to receive shares of United common stock based on the 0.71 exchange ratio.

At the effective time of the Merger, Cardinal Bank, a wholly-owned subsidiary of Cardinal, will merge with and into United Bank, a wholly-owned indirect subsidiary of United (the “Bank Merger”). United Bank will survive the Bank Merger and continue to exist as a Virginia banking corporation.

Bernard H. Clineburg will be appointed to the United board of directors effective as of the effective date of the Merger.  Two other current directors of Cardinal will be appointed to the board of directors of United Bank effective as of the effective date of the Bank Merger.

Consummation of the Merger is subject to approval of the shareholders of Cardinal and United, the receipt of all required regulatory approvals, as well as other customary conditions.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.  The Merger Agreement has been attached as an exhibit to provide investors and security holders with information regarding its terms.  It is not intended to provide any other financial information about Cardinal, United or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates, are solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the parties that differ from those applicable to investors.  Investors should not rely on the representations, warranties, or covenants or any description thereof as characterizations of the actual state of facts or condition of Cardinal, United or their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties, and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by Cardinal or United.

Item 8.01              Other Events.

On August 18, 2016, Cardinal and United issued a joint press release concerning the transaction.  A copy of the joint press release is attached hereto as Exhibit 99.1 and is being furnished to the Securities and Exchange Commission (the “SEC”) and shall not be deemed “filed” for any purpose.

Item 9.01              Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description
2.1

Agreement and Plan of Reorganization, dated as of August 17, 2016, by and among United Bankshares, Inc., UBV Holding Company, LLC and Cardinal Financial Corporation (listed disclosure schedules have been omitted pursuant to Regulation S-K Item 601(b)(2). Cardinal agrees to furnish a supplemental copy of such schedule upon request of the SEC).

99.1	Press Release, dated August 18, 2016 issued jointly by Cardinal Financial Corporation and United Bankshares, Inc.

Forward-Looking Statements

This Form 8-K and the press release each contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  These forward-looking statements are intended to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about (i) the benefits of the business combination of Cardinal and United through the Merger (the “Transaction”), including future financial and operating results, cost savings enhancements to revenue and accretion to reported earnings that may be realized from the Transaction; (ii) Cardinal’s and United’s plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts; and (iii) other statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,”

“estimates,” “targets,” “projects,” or words of similar meaning generally intended to identify forward-looking statements.  These forward-looking statements are based upon the current beliefs and expectations of the respective managements of Cardinal and United and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the control of Cardinal and United. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the anticipated results discussed in these forward-looking statements because of possible uncertainties.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) the businesses of Cardinal and United not be combined successfully, or such combination may take longer, be more difficult, time-consuming or costly to accomplish than expected; (2) the expected growth opportunities or cost savings from the Transaction may not be fully realized or may take longer to realize than expected; (3) deposit attrition, operating costs, customer losses and business disruption following the Transaction, including adverse effects on relationships with employees, may be greater than expected; (4) the regulatory approvals required for the Transaction may not be obtained on the proposed terms or on the anticipated schedule; (5) the stockholders of Cardinal may fail to approve the Merger and the stockholders of United may fail to approve (i) an amendment to United’s articles of incorporation to increase the number of authorized shares of United common stock and (ii) the issuance of shares constituting 20% or more of United’s outstanding shares; (6) legislative or regulatory changes, including changes in accounting standards, may adversely affect the businesses in which Cardinal and United are engaged; (7) the interest rate environment may further compress margins and adversely affect net interest income; (8) results may be adversely affected by continued diversification of assets and adverse changes to credit quality; (9) competition from other financial services companies in Cardinal’s and United’s markets could adversely affect operations; and (10) the economic slowdown could continue to adversely affect credit quality and loan originations.  Additional factors, that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in Cardinal’s and United’s reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the SEC and available on the SEC’s Internet site (http://www.sec.gov).

Cardinal and United caution that the foregoing list of factors is not exclusive. All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to Cardinal or United or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. Cardinal and United do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

Additional Information About the Merger and Where to Find It

Shareholders of Cardinal and United and other investors are urged to read the proxy statement/prospectus that will be included in the registration statement on Form S-4 that United will file with the SEC in connection with the proposed merger because it will contain important information about Cardinal, United, the merger, the persons soliciting proxies in the merger and their interests in the merger and related matters. Investors will be able to obtain all documents filed with the SEC by United free of charge at the SEC’s Internet site (http://www.sec.gov).  In addition, documents filed with the SEC by United will be available free of charge from the Corporate Secretary of United Bankshares, Inc., 514 Market Street, Parkersburg, West Virginia 26101;

telephone (304) 424-8800.  Documents filed with the SEC by Cardinal will be available free of charge from the Corporate Secretary of Cardinal Financial Corporation, 8270 Greensboro Drive, Suite 500, McLean, Virginia 22207; telephone (703) 584-3400. The proxy statement/prospectus (when it is available) and the other documents may also be obtained for free by accessing United’s website at www.ubsi-inc.com under the tab “Investor Relations” and then under the heading “SEC Filings” or by accessing Cardinal’s website at www.cardinalbank.com under the tab “About Us” and then under the heading “Investor Relations” and “SEC Filings”. You are urged to read the proxy statement/prospectus carefully before making a decision concerning the merger. You are urged to read the proxy statement/prospectus carefully before making a decision concerning the merger.

Participants in the Transactions

Cardinal, United and their respective directors, executive officers and certain other members of management and employees may be deemed “participants” in the solicitation of proxies from Cardinal’s shareholders in favor of the merger with United. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the Cardinal shareholders in connection with the proposed merger will be set forth in the proxy statement/prospectus when it is filed with the SEC.

You can find information about Cardinal’s executive officers and directors in its Annual Report on Form 10-K for the year ended December 31, 2015 and in its definitive proxy statement filed with the SEC on March 24, 2016. You can find information about the executive officers and directors of United in its Annual Report on Form 10-K for the year ended December 31, 2015 and in its definitive proxy statement filed with the SEC on April 1, 2016. You can obtain free copies of these documents from Cardinal or United using the contact information above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDINAL FINANCIAL CORPORATION
(Registrant)

Date: August 18, 2016	By:	/s/ Mark A. Wendel
Mark A. Wendel
Executive Vice President and
Chief Financial Officer